UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☒	Soliciting Material under §240.14a-12

TALLGRASS ENERGY, LP

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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This Schedule 14A filing consists of the Tallgrass Employee Frequently Asked Questions made available by Tallgrass Energy, LP, a Delaware limited partnership (the “Partnership”), to its employees on December 16, 2019 following the announcement of the execution of the definitive Agreement and Plan of Merger, dated as of December 16, 2019, by and among the Partnership, Tallgrass Energy GP, LLC, a Delaware limited liability company and the general partner of the Partnership, Prairie Private Acquiror LP, a Delaware limited partnership (“Buyer”), and Prairie Merger Sub LLC, a Delaware limited liability company and wholly owned subsidiary of Buyer.

TALLGRASS EMPLOYEE FREQUENTLY ASKED QUESTIONS

General Transaction

Q. What was announced?

A. Today we announced that we have entered into a definitive agreement that allows affiliates of Blackstone Infrastructure Partners (“Blackstone”) to purchase all of the outstanding Class A shares of Tallgrass Energy, LP (“Tallgrass” or “TGE”) they do not already own at a price of $22.45 per share. We are very excited to have Blackstone Infrastructure Partners continuing as a partner.

Q. What does it mean when a public company goes private?

A. In a “take-private” transaction, an investor or a group of investors acquires all of the equity held by existing public shareholders such that the company is no longer a public company and is no longer required to publicly report quarterly earnings and other related reporting obligations. If and when this transaction closes, Tallgrass will no longer be traded on the New York Stock Exchange and Blackstone and its partner investors will be TGE’s sole shareholders. As a private company, the company would continue to operate as it has in the past, notably as it did before it went public in 2013.

Q. What is involved in closing the proposed transaction?

A. The proposed transaction is subject to customary closing conditions and is subject to approval by TGE’s shareholders. We are not aware of any federal or state regulatory approvals required in connection with the proposed transaction, other than necessary filings under federal securities laws and the New York Stock Exchange rules and any required filings with the Secretary of State of the State of Delaware.

Between now and closing the proposed transaction, we will be completing necessary legal, financial and other work. This includes filing a proxy statement with the Securities and Exchange Commission (the “SEC”), that includes important information about the proposed transaction and related matters, and is subject to review by SEC staff. Following the SEC review process, we will file a proxy statement and schedule a special meeting of TGE’s shareholders to vote on the transaction.

Q. When do you expect the transaction to close?

A. Subject to satisfaction of the closing conditions, including shareholder approval, we expect the transaction to be completed in the second quarter of 2020.

Q. How does this transaction impact Tallgrass’s ability to obtain funding for existing/future growth projects?

A. Blackstone, as the lead investor, and its financial partners are some of the largest investors in the world and manage billions of dollars. They are committed to continuing to grow Tallgrass and supporting the growth of the company with their capital.

Q. Does Blackstone still expect to own Tallgrass for the long term?

A. Yes. Blackstone has indicated to us that they intend to own Tallgrass for a very long time with no pressure to ever be a seller as they are investing from a permanent capital vehicle.

Q. Will Tallgrass continue to be headquartered in Leawood once this transaction closes?

A. Yes, the corporate headquarters will remain in Leawood. The operational headquarters will continue to be in Lakewood, and field offices will remain open.

Impact on TGE Class A Shares and Unvested Equity Participation Shares

Q. How will this impact any unvested Tallgrass Equity Participation Shares I have?

A. If you have unvested equity participation shares (“EPS”), those will remain in place following closing of the merger with the same time-based vesting conditions as currently in effect. With respect to any EPS you hold that also include performance conditions, those performance conditions will be waived effective as of closing of the merger, resulting in all EPS being subject only to time-based vesting requirements.

EPS will be converted to a right to receive an amount in cash upon vesting, less applicable taxes and withholdings, equal to (i) the number of Class A shares of TGE underlying the equity participation shares that vest, multiplied by (ii) the fair market value of a Class A share at the time of such vesting as determined under TGE’s long-term incentive plans.

Q. If I own TGE Class A shares, will this transaction impact me?

A: Yes, if the transaction is consummated, you will receive $22.45 in cash for each TGE Class A share you own immediately prior to the effective time of the merger. In addition, during the pendency of the merger, TGE has agreed not to and does not expect to pay any dividends with respect to its Class A shares.

Jobs, Benefits and Other Employee Impact

Q. Will there be headcount reductions in connection with the transaction?

A. We are not expecting any layoffs or reductions in force as a result of this transaction.

Q. Will my job title and wages stay the same?

A. Yes. The transaction will have no impact on job titles and/or wages.

Q. Will this impact the 2019 bonuses that are planned to be paid out in February?

A. No. Proposed 2019 bonuses will not be impacted as a result of this transaction.

Q. Will our benefits package change?

A. No changes are planned to your benefits package (including the existing 401(k) program and vacation policies) as a result of the transaction.

Q. Should I be doing anything differently between now and when the transaction closes?

A. No, this transaction has no impact on Tallgrass’s day-to-day efforts, other than eliminating our public reporting obligations. It’s important that we all stay focused on doing our jobs safely, efficiently and effectively.

Q. What should we tell our customers?

A. This transaction will have no impact on Tallgrass’s customers. If asked, you should tell customers that it’s business as usual and Tallgrass employees will continue to deliver the same exceptional customer service they have come to expect of us and that Tallgrass has a long-term equity partner in Blackstone that is committed to continued investment in Tallgrass’s growth.

Staying Informed

Q. Where can I find updates about the transaction between now and the time the deal is closed?

A. Updates related to the transaction will be made publicly available by our filings with the SEC. These filings are available on the TGE website at www.tallgrassenergy.com by selecting “Investors,” then “SEC Filings,” and then “Documents.”

Additional Information and Where to Find It

In connection with the transaction referred to in this material, TGE expects to file with the Securities and Exchange Commission (“SEC”) and mail to TGE’s security holders a proxy statement and other relevant documents. This material is not a substitute for the proxy statement or for any other document that TGE may file with the SEC and send to TGE’s security holders in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS OF TGE ARE URGED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders will be able to obtain free copies of the proxy statement (when available) and other documents filed with the SEC by TGE through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by TGE will be available free of charge through TGE’s website at www.tallgrassenergy.com, in the “Investor Relations” tab near the top of the page, or by contacting TGE’s Investor Relations Department at (913) 928-6012.

Participants in Solicitation

The directors, officers and employees of Tallgrass Energy GP, LLC, the general partner of TGE (“TGE GP”), and its affiliates may be considered participants in the solicitation of proxies with respect to the proposed transaction under the rules of the SEC. Information about the directors and executive officers of TGE GP may be found in TGE’s 2018 Form 10-K filed with the SEC on February 8, 2019 and any subsequent Current Reports on Form 8-K and statements of changes in beneficial ownership filed with the SEC after the filing of TGE’s 2018 Form 10-K. These documents can be obtained free of charge from the sources indicated above. Additional information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will also be included in any proxy statement and other relevant materials to be filed with the SEC when they become available.

Information Concerning Forward-Looking Statements

This communication contains forward-looking statements. All statements, other than statements of historical facts, included in this communication that address activities, events or developments that management expects, believes or anticipates will or may occur in the future are forward-looking statements. Words such as “could,” “will,” “may,” “assume,” “forecast,” “position,” “predict,”

“strategy,” “expect,” “intend,” “plan,” “estimate,” “anticipate,” “believe,” “project,” “budget,” “potential,” or “continue,” and similar expressions are used to identify forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this communication include the expected consideration to be received in connection with the closing of the proposed transaction, whether the proposed transaction will be consummated before the end of the second quarter of 2020 or at all, whether any of the conditions to the Merger will be satisfied, and the effect of the announcement or consummation of the proposed transaction on TGE’s business relationships (including, without limitation, customers and employees), operating results and business generally. Forward-looking statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of TGE and TGE GP, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements, and other important factors that could cause actual results to differ materially from those projected, including those set forth in reports filed by TGE with the SEC.

Any forward-looking statement applies only as of the date on which such statement is made and TGE does not intend to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.